SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT is dated as of May 10, 2010 (this “Second Amendment”), by and between Emerald Dairy Inc., a Nevada corporation (the “Company”) and Keith Guenther, a California resident (the “Investor”).

RECITALS:

A.           On November 10, 2008, the Company sold to the Investor, for a purchase price of $500,000, (a) a 10% promissory notes in the principal amount of $500,000, originally due on November 10, 2009 (the “Original Note”) and (b) three-year warrants to purchase 50,000 shares of its common stock, at an exercise price of $2.61 per share (the “Original Warrants”), pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”).

B.           As of November 10, 2009, the Company and the Investor entered into an Amendment to the Purchase Agreement (the “First Amendment”), pursuant to which, among other things: (i) the maturity date of the Original Note was extended from November 10, 2009 to May 10, 2010, (ii) the Company issued and delivered to the Investor, against delivery by such Investor of his Original Note, marked “canceled”, a duly executed Amended and Restated Note (the “Amended Note”) reflecting, among other things, the change set forth in (i) above; and (iii) the Company issued the Investor additional three-year warrants to purchase 100,000 shares of the Company’s common stock, at an exercise price of $1.63 per share (the “Additional Warrants”).

C.           The parties desire to further amend the Purchase Agreement, and to amend the Amended Note, in order to modify the terms and conditions thereof upon the terms and subject to the conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Accuracy of Recitals; Definitions.  Each of the Company and the Investor acknowledge and agree that the foregoing Recitals are true and accurate and are incorporated herein by reference.  The Purchase Agreement, Original Note, Original Warrants, First Amendment, Amended Note and Additional Warrants shall be referred to herein collectively as the “Transaction Documents.”  Capitalized terms used and not otherwise defined herein are used as defined in the Transaction Documents.

2.           Amendments to Transaction Documents.

2.1           Subject to the satisfaction of the conditions set forth in Section 3 below, the Company and Investor hereby agree as follows:

(a)    On May 11, 2010, the Company will pay the Investor $75,000, by a single wire transfer of immediately available funds to the bank account designated by the Investor, which represents the full amount of accrued and unpaid interest on the Amended Note as of the date hereof;

(b)    Within thirty (30) days of the date hereof, the Company will repay to the Investor the full $500,000 principal amount due under the Amended Note, plus additional interest, at a rate of 15%, accrued from May 10, 2010 through the date of repayment; and

(c)    As additional consideration, the Company will issue to the Investor a total of:

(i)    5,000 restricted shares of the Company’s common stock, if the full amount due under the Amended Note is repaid to the Investor on or before May 25, 2010; or

(ii)    10,000 restricted shares of the Company’s common stock, if the full amount due under the Amended Note is repaid to the Investor after May 25, 2010, but on or before June 9, 2010.

3.           Conditions Precedent.  The effectiveness of this Second Amendment is subject to satisfaction of each of the following conditions precedent:

3.1           The representations and warranties made by the Company in this Second Amendment are accurate in all respects.

3.2           No Event of Default shall be in existence under the Amended Note.

3.3           No Material Adverse Effect has occurred since the date of filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

3.4           No suit, proceeding or action has been commenced against or involving the Company which, if successful, would result in a Material Adverse Effect.

3.5           The Investor shall have received the following documents and other items from the Company, duly executed by an authorized representative of the Company, as necessary:

(a)           An executed copy of this Second Amendment.

(b)           Evidence that the execution, delivery and performance of this Second Amendment by the Company has been duly authorized by all necessary corporate action.

3.6           The Company shall have received the following documents and other items from the Investor, duly executed by an authorized representative of the Investor, as applicable:

(a)           An executed copy of this Second Amendment.

4.           Transaction Documents in Full Force and Effect as Amended.  Except as specifically amended hereby, the Transaction Documents shall remain in full force and effect and hereby are ratified and confirmed as so amended.  This Second Amendment shall not constitute a novation, satisfaction and accord, cure, release and/or satisfaction of the Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Transaction Documents as amended by this Second Amendment, as though such terms and conditions were set forth herein and therein in full.  Each reference in the Transaction Documents or any other document or instrument to any Transaction Documents, or words of similar import shall mean and be a reference to the Transaction Documents as amended hereby.

5.           Representations.  The Company hereby represents and warrants to the Investor as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Second Amendment are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law, statute, regulation, ordinance, tariff or order; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other person is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment by or against it; (d) this Second Amendment has been duly executed and delivered by it; (e) this Second Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) to the best of its knowledge, it is in compliance with all covenants and agreements in the Transaction Documents and it is not in default under the Transaction Documents, and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Second Amendment; and (g) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof as if made on the date hereof.

6.           Miscellaneous.

6.1           The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Transaction Documents, or any right, power or remedy of the Investors, nor constitute a waiver of any provision of the Transaction Documents, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Second Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the parties whether under the Transaction Documents, at law, or otherwise.

6.2           This Second Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Second Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

6.3           This Second Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the applicable Transaction Documents.  This Second Amendment shall be considered part of the Transaction Documents for all purposes under the Transaction Documents.  In the event of any inconsistency between this Second Amendment and any of the other Transaction Documents, the terms of this Second Amendment shall control.

6.4           The Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.  If any provision of this Second Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Second Amendment which shall be given effect so far as possible.

6.5           THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE TRANSACTION DOCUMENTS, AS AMENDED BY THIS SECOND AMENDMENT.

6.6           Each party shall execute and deliver such other documents, certificates and/or instruments and take such other actions as reasonably requested by the other party in order more effectively to consummate the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal by their respective officers thereunder duly authorized, as of the date first above written.

COMPANY:

EMERALD DAIRY INC.

By:	/s/ Shu Kaneko
Name:	Shu Kaneko
Title:	Chief Financial Officer

INVESTOR:

/s/ Keith Guenther
Keith Guenther